UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

Eventure Interactive, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

Live Event Media, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

On February 20, 2013, we filed Amended and Restated Articles of Incorporation (the “Charter Amendment”) with the Nevada Secretary of State to change our name to Eventure Interactive, Inc.

Our Board of Directors, by written consent dated February 19, 2013, approved, and stockholders holding 13,431,250 shares (approximately 75.1%) of our outstanding common stock on February 19, 2013, consented in writing to, the Charter Amendment.

Our common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “LEVT” until new a symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). We will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

Item 5.07 Submission of Matters to a Vote of Security Holders

As discussed in Item 5.03 above, on February 19, 2013 stockholders holding 13,431,250 shares (approximately 75.1%) (the “Majority Stockholders”) of our outstanding common stock on February 19, 2013 consented in writing to the Charter Amendment.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on February 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: February 22, 2013	By:	/s/ Gannon Giguiere
	Name: Title:	Gannon Giguiere CEO and Secretary